UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2003

Date of Report (Date of earliest event reported)

U.S.I. Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 California Street, 24th Floor

San Francisco, California 94111

(Address of principal executive offices)

(415) 983-0100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

As of January 31, 2003, U.S.I. Holdings Corporation (the “Company”) entered into the Eighth Amendment and Consent (the “Eighth Amendment”) to its Credit Agreement with Credit Lyonnais Cayman Island Branch, as Administrative Agent, J.P. Morgan Chase Bank, as Syndication Agent and the various lenders from time to time party thereto. The Eighth Amendment, (i) changed some of the financial covenants in 2003, (ii) changed the covenants pursuant to which the Company is permitted to acquire businesses, and (iii) changed the calculation of financial covenants to exclude discontinued operations.

The forgoing description is qualified in its entirety by reference to the specific terms of the Eight Amendment, a copy of which has been filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Concurrent with the execution of the Eighth Amendment to the Credit Agreement, the Company also entered into two Fee Letters both of which have been filed as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.    The following exhibits are filed herewith:

Exhibit No.	Description

10.1

Eighth Amendment and Consent to the Credit Agreement between U.S.I. Holdings Corporation, Credit Lyonnais Cayman Island Branch as Administrative Agent, J.P. Morgan Chase Bank as Syndication Agent and the Lenders named therein, dated as of January 31, 2003.

10.2	Fee Letter between U.S.I. Holdings Corporation and J.P. Morgan Chase Bank dated as of January 31, 2003.

10.3	Fee Letter between U.S.I. Holdings Corporation and Credit Lyonnais Cayman Island Branch dated as of January 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2003

U.S.I. HOLDINGS CORPORATION

By:	/s/ ERNEST J. NEWBORN, II
Name: Ernest J. Newborn, II Title: Senior Vice President, General Counsel and Secretary